Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Cheryl Perry	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
cperry@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces Third Quarter Financial Results
New York, NY — November 8, 2011 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the third quarter ended September 30, 2011.
QUARTERLY RESULTS
•	Funds from operations—as adjusted (AFFO) for the third quarter of 2011 increased compared to the third quarter of 2010, to $41.6 million or $1.03 per diluted share from $27.6 million or $0.69 per diluted share, respectively. AFFO for the nine months ended September 30, 2011 increased to $153.6 million or $3.80 per diluted share compared to $94.6 million or $2.38 per diluted share for the prior year period.
•	Cash flow from operating activities for the nine months ended September 30, 2011 increased to $62.7 million compared to $52.3 million for the prior year period, while adjusted cash flow from operating activities increased to $74.5 million in the current year period compared to $64.9 million in the same period last year.
•	Total revenues net of reimbursed expenses for the third quarter of 2011 increased to $63.7 million from $42.8 million for the third quarter of 2010. Total revenues net of reimbursed expenses for the nine months ended September 30, 2011 increased to $223.8 million from $144.8 million for the prior year period. Reimbursed expenses are excluded from total revenues because they have no impact on net income.
•	Net Income for the third quarter of 2011 was $25.2 million, compared to $16.3 million for the same period in 2010. For the nine months ended September 30, 2011, net income was $130.0 million, compared to $54.2 million for the comparable period in 2010.
•	We received approximately $6.1 million in cash distributions from our equity ownership in the CPA® REITs for the quarter ended September 30, 2011 and $27.0 million for the nine months ended September 30, 2011.
•	Further information concerning AFFO and adjusted cash flow from operating activities—non-GAAP supplemental performance metrics—is presented in the accompanying tables.
CPA®:17 — GLOBAL ACTIVITY
•	On April 7, 2011, CPA®:17 — Global’s follow-on offering was declared effective by the SEC, and its initial public offering was terminated. We have raised more than $1.5 billion on behalf of CPA®:17 — Global since beginning fundraising in December 2007. The follow-on offering is for up to an additional $1 billion of CPA®:17— Global’s common stock. From the beginning of the follow-on offering through September 30, 2011, we have raised $279.3 million.
•	Investment volume for CPA®:17 — Global in the third quarter of 2011 was approximately $466 million.
•	Third quarter transactions included acquisitions of ten self-storage properties totaling $54 million, an $8 million sale-leaseback of an industrial facility in Clarksville, Tennessee and a €292 million ($396 million) acquisition of units in a fund that owns 20 stores leased to Metro Cash & Carry Italia S.p.A. (“Metro Italy”), a subsidiary of Metro AG, the world’s fourth largest retailer. Metro AG has guaranteed Metro Italy’s obligations under the leases.
CAREY WATERMARK INVESTORS ACTIVITY

To date, CWI has raised approximately $39 million in its initial public offering and closed its second transaction on September 6, 2011. This transaction was a joint venture investment with HRI Properties for the Chateau Bourbon Hotel, located in the historic French Quarter of New Orleans.
OWNED ASSET ACTIVITY
•	In the fourth quarter of 2011, we obtained $24 million of long-term mortgage financing on the iconic Frank Gehry-designed Binoculars Building in Venice, California, which was leased to Google Inc. in February 2011. Google is combining this building with two adjacent buildings to create a large and unique campus environment.

WPC 9/30/2011 Earnings Release 8-K — 1

•	As of September 30, 2011, the occupancy rate of W. P. Carey’s 14 million square foot owned portfolio was approximately 91%.
ASSETS UNDER OWNERSHIP AND MANAGEMENT
•	W. P. Carey is the advisor to the CPA® REITs and CWI, which had total assets of $9.7 billion as of September 30, 2011.
•	The W. P. Carey Group’s assets under ownership and management total approximately $11.8 billion with an occupancy rate of 97% as of September 30, 2011.
DISTRIBUTIONS
•	The W. P. Carey Board of Directors raised the quarterly cash distribution to $0.56 per share for the third quarter of 2011, equating to an annual rate of $2.24 per share. The distribution—our 42nd consecutive quarterly increase—was paid on October 14, 2011 to shareholders of record as of September 30, 2011.
Trevor Bond, President and Chief Executive Officer, noted, “Our strong third quarter results demonstrate our continued ability to meet the challenges and to manage the risks inherent in a volatile global economic and political climate. Success in this arena requires strong execution from all our key operating teams: acquisitions, asset management and fundraising. We have been able to take advantage of attractive investment opportunities that meet our established criteria. Year-to-date acquisition volume has exceeded $1 billion, which is an increase over the same period in 2010. Our focus on long-term investing and adherence to our established risk/return parameters continue to serve us well as we try to deliver a consistent, generally rising income stream to our investors and to provide a solid financial platform for our tenants.”
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register.
Time: Tuesday, November 8, 2011 at 11:00 AM (ET)
Call-in Number: 800-860-2442
(International) +1-412-858-4600
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)
Replay Number: 877-344-7529
(International) +1-412-317-0088
Replay Passcode: 10005370
Replay Available until November 24, 2011 at 9:00 AM (ET).
W. P. Carey & Co. LLC
W. P. Carey & Co. LLC (NYSE: WPC) is an investment management company that provides long term sale leaseback and build to suit financing for companies worldwide and manages a global investment portfolio of approximately $11.8 billion. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of non-traded REITs help companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 284 long term corporate tenants spanning 28 industries and 18 countries. http://www.wpcarey.com.
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

WPC 9/30/2011 Earnings Release 8-K — 2

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues
Asset management revenue	$14,840	$19,219	$51,279	$57,119
Structuring revenue	21,221	708	42,901	20,644
Incentive, termination and subordinated disposition revenue	—	—	52,515	—
Wholesaling revenue	2,586	2,906	8,788	8,189
Reimbursed costs from affiliates	14,707	15,256	49,485	44,696
Lease revenues	18,609	15,356	50,846	45,586
Other real estate income	6,409	4,656	17,426	13,228

	78,372	58,101	273,240	189,462

Operating Expenses
General and administrative	(25,187)	(15,480)	(71,095)	(52,174)
Reimbursable costs	(14,707)	(15,256)	(49,485)	(44,696)
Depreciation and amortization	(7,180)	(5,796)	(19,126)	(17,231)
Property expenses	(3,672)	(3,152)	(9,827)	(7,631)
Other real estate expenses	(2,725)	(1,987)	(8,224)	(5,575)
Impairment charge	(4,934)	—	(4,934)	—

	(58,405)	(41,671)	(162,691)	(127,307)

Other Income and Expenses
Other interest income	323	329	1,558	938
Income from equity investments in real estate and the REITs	16,068	6,066	37,356	22,846
Gain on change in control of interests	—	—	27,859	—
Other income and (expenses)	(296)	1,190	4,943	580
Interest expense	(5,989)	(4,169)	(15,660)	(11,391)

	10,106	3,416	56,056	12,973

Income from continuing operations before income taxes	30,073	19,846	166,605	75,128
Provision for income taxes	(5,931)	(3,377)	(38,541)	(14,240)

Income from continuing operations	24,142	16,469	128,064	60,888

Discontinued Operations
Income from operations of discontinued properties	504	383	639	1,664
Gain on deconsolidation of a subsidiary	1,008	—	1,008	—
(Loss) gain on sale of real estate	(396)	—	264	460
Impairment charges	—	(481)	(41)	(8,618)

Income (loss) from discontinued operations	1,116	(98)	1,870	(6,494)

Net Income	25,258	16,371	129,934	54,394
Add: Net loss attributable to noncontrolling interests	581	81	1,295	495
Less: Net income attributable to redeemable noncontrolling interest	(637)	(106)	(1,241)	(698)

Net Income Attributable to W. P. Carey Members	$25,202	$16,346	$129,988	$54,191

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.59	$0.41	$3.17	$1.54
Income (loss) from discontinued operations attributable to W. P. Carey members	0.03	—	0.05	(0.16)

Net income attributable to W. P. Carey members	$0.62	$0.41	$3.22	$1.38

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.59	$0.41	$3.14	$1.53
Income (loss) from discontinued operations attributable to W. P. Carey members	0.03	—	0.05	(0.17)

Net income attributable to W. P. Carey members	$0.62	$0.41	$3.19	$1.36

Weighted Average Shares Outstanding
Basic	39,861,064	39,180,719	39,794,506	39,161,086

Diluted	40,404,520	39,717,931	40,424,316	39,774,122

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$24,086	$16,444	$128,118	$60,685
Income (loss) from discontinued operations, net of tax	1,116	(98)	1,870	(6,494)

Net income	$25,202	$16,346	$129,988	$54,191

Distributions Declared Per Share	$0.560	$0.508	$1.622	$1.518

WPC 9/30/2011 Earnings Release 8-K — 3

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash Flows — Operating Activities
Net income	$129,934	$54,394
Adjustments to net income:
Depreciation and amortization, including intangible assets and deferred financing costs	20,160	18,496
Income from equity investments in real estate and the REITs in excess of distributions received	(835)	(5,373)
Straight-line rent and financing lease adjustments	(2,039)	144
Amortization of deferred revenue	(3,932)	—
Gain on deconsolidation of a subsidiary	(1,008)	—
Gain on sale of real estate	(264)	(460)
Unrealized (gain) loss on foreign currency transactions and others	(79)	143
Realized (gain) loss on foreign currency transactions and others	(1,134)	176
Allocation of loss to profit-sharing interest	—	(781)
Management and disposition income received in shares of affiliates	(62,493)	(26,262)
Gain on conversion of shares	(3,834)	—
Gain on change in control of interests	(27,859)	—
Impairment charges	4,975	8,618
Stock-based compensation expense	13,026	6,695
Deferred acquisition revenue received	18,128	19,248
Increase in structuring revenue receivable	(17,732)	(9,900)
Increase (decrease) in income taxes, net	5,907	(9,461)
Net changes in other operating assets and liabilities	(8,269)	(3,409)

Net cash provided by operating activities	62,652	52,268

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and the REITs in excess of equity income	13,870	9,964
Capital contributions to equity investments	(2,297)	—
Purchase of interests in CPA®:16 — Global	(121,315)	—
Purchases of real estate and equity investments in real estate	(24,323)	(93,059)
Value added taxes (“VAT”) paid in connection with acquisition of real estate	—	(4,222)
VAT refunded in connection with acquisitions of real estate	5,035	—
Capital expenditures	(6,731)	(2,008)
Cash acquired on acquisition of subsidiaries	57	—
Proceeds from sale of real estate	10,998	14,591
Proceeds from sale of securities	777	—
Funding of short-term loans to affiliates	(96,000)	—
Proceeds from repayment of short-term loans to affiliates	95,000	—
Funds placed in escrow	(5,282)	—
Funds released from escrow	2,326	36,132

Net cash used in investing activities	(127,885)	(38,602)

Cash Flows — Financing Activities
Distributions paid	(63,060)	(72,625)
Contributions from noncontrolling interests	2,341	11,403
Distributions to noncontrolling interests	(5,310)	(2,022)
Contributions from profit-sharing interest	—	3,694
Distributions to profit-sharing interest	—	(693)
Purchase of noncontrolling interest	(7,502)	—
Scheduled payments of mortgage principal	(22,893)	(12,218)
Proceeds from mortgage financing	20,848	52,816
Proceeds from lines of credit	251,410	83,250
Repayments of lines of credit	(140,000)	(52,500)
Payment of financing costs	(1,562)	(1,083)
Proceeds from issuance of shares	1,034	3,537
Windfall tax benefit associated with stock-based compensation awards	2,051	1,226

Net cash provided by financing activities	37,357	14,785

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	278	(651)

Net (decrease) increase in cash and cash equivalents	(27,598)	27,800
Cash and cash equivalents, beginning of period	64,693	18,450

Cash and cash equivalents, end of period	$37,095	$46,250

WPC 9/30/2011 Earnings Release 8-K — 4

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided on the following pages.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
EBITDA (a)
Investment management	$21,631	$10,295	$101,902	$42,324
Real estate ownership	23,017	19,838	102,810	56,431

Total	$44,648	$30,133	$204,712	$98,755

AFFO (a)
Investment management	$18,546	$7,229	$87,353	$32,045
Real estate ownership	23,004	20,378	66,291	62,548

Total	$41,550	$27,607	$153,644	$94,593

EBITDA Per Share (Diluted) (a)
Investment management	$0.54	$0.26	$2.52	$1.06
Real estate ownership	0.57	0.50	2.54	1.42

Total	$1.11	$0.76	$5.06	$2.48

AFFO Per Share (Diluted) (a)
Investment management	$0.46	$0.18	$2.16	$0.81
Real estate ownership	0.57	0.51	1.64	1.57

Total	$1.03	$0.69	$3.80	$2.38

Adjusted Cash Flow From Operating Activities
Adjusted cash flow			$74,478	$64,933

Adjusted cash flow per share (diluted)			$1.84	$1.63

Distributions declared per share			$1.622	$1.518

Payout ratio (distributions per share/adjusted cash flow per share)			88%	93%

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three and nine months ended September 30, 2010 have been adjusted to reflect this reclassification.

WPC 9/30/2011 Earnings Release 8-K — 5

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Investment Management
Net income from investment management attributable to W. P. Carey members (a)	$15,737	$6,094	$60,903	$25,842
Adjustments:
Provision for income taxes	5,075	3,045	38,511	12,993
Depreciation and amortization	819	1,156	2,488	3,489

EBITDA — investment management	$21,631	$10,295	$101,902	$42,324

EBITDA per share (diluted)	$0.54	$0.26	$2.52	$1.06

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members (a)	$9,465	$10,252	$69,085	$28,349
Adjustments:
Interest expense	5,989	4,169	15,660	11,391
Provision for income taxes	856	332	30	1,247
Depreciation and amortization	6,361	4,640	16,638	13,742
Reconciling items attributable to discontinued operations	346	445	1,397	1,702

EBITDA — real estate ownership	$23,017	$19,838	$102,810	$56,431

EBITDA per share (diluted)	$0.57	$0.50	$2.54	$1.42

Total Company
EBITDA	$44,648	$30,133	$204,712	$98,755

EBITDA per share (diluted)	$1.11	$0.76	$5.06	$2.48

Diluted weighted average shares outstanding	40,404,520	39,717,931	40,424,316	39,774,122

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three and nine months ended September 30, 2010 have been adjusted to reflect this reclassification.
Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

WPC 9/30/2011 Earnings Release 8-K — 6

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations —— as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Investment Management
Net Income from investment management attributable to W. P. Carey members (a)	$15,737	$6,094	$60,903	$25,842

FFO — as defined by NAREIT	15,737	6,094	60,903	25,842

Adjustments:
Amortization and other non-cash charges	4,953	1,135	30,009	6,203
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO:
AFFO adjustments to equity
earnings from equity investments	(2,144)	—	(3,559)	—

Total adjustments	2,809	1,135	26,450	6,203

AFFO — Investment Management	$18,546	$7,229	$87,353	$32,045

Real Estate Ownership
Net Income from real estate ownership attributable to W. P. Carey members (a)	$9,465	$10,252	$69,085	$28,349
Adjustments:
Depreciation and amortization of real property	6,194	4,757	16,909	14,457
Loss (gain) on sale of real estate, net	396	—	(264)	(460)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO:
Depreciation and amortization of real property	1,173	463	4,049	4,927
Loss (gain) on sale of real estate, net	—	—	34	(38)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(1,157)	(193)	(1,476)	(532)

Total adjustments	6,606	5,027	19,252	18,354

FFO — as defined by NAREIT	16,071	15,279	88,337	46,703

Adjustments:
Gain on change in control of interests (b)	—	—	(27,859)	—
Gain on deconsolidation of a subsidiary	(1,008)	—	(1,008)	—
Other depreciation, amortization and non-cash charges	303	(1,230)	(2,498)	(920)
Straight-line and other rent adjustments	(1,014)	148	(2,451)	167
Impairment charges	4,934	481	4,975	8,618
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO:
Other depreciation, amortization and other non-cash charges	—	1,728	—	25
Straight-line and other rent adjustments	(463)	(539)	(1,227)	(1,728)
Impairment charges	—	1,394	1,090	1,394
AFFO adjustments to equity earnings from equity investments	4,122	2,995	6,714	8,211
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	59	122	218	78

Total adjustments	6,933	5,099	(22,046)	15,845

AFFO — Real Estate Ownership	$23,004	$20,378	$66,291	$62,548

Total Company
FFO — as defined by NAREIT	$31,808	$21,373	$149,240	$72,545

FFO — as defined by NAREIT per share (diluted)	$0.79	$0.54	$3.69	$1.82

AFFO	$41,550	$27,607	$153,644	$94,593

AFFO per share (diluted)	$1.03	$0.69	$3.80	$2.38

Diluted weighted average shares outstanding	40,404,520	39,717,931	40,424,316	39,774,122

WPC 9/30/2011 Earnings Release 8-K — 7

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three and nine months ended September 30, 2011 have been adjusted to reflect this reclassification.

(b)	Represents gain recognized on the purchase of the remaining interests in two ventures from CPA®:14, which we had previously accounted for under the equity method. In connection with purchasing these properties, we recognized a net gain of $27.9 million during the nine months ended September 30, 2011 to adjust the carrying value of our existing interests in these ventures to their estimated fair values.
Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity but should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.
WPC 9/30/2011 Earnings Release 8-K — 8

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2011	2010
Cash flow provided by operating activities	$62,652	$52,268
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	10,187	6,046
Distributions paid to noncontrolling interests, net (b)	(732)	(213)
Changes in working capital (c)	14,079	6,832
CPA®:14/16 Merger — revenue net of taxes (d)	(11,708)	—

Adjusted cash flow from operating activities	$74,478	$64,933

Adjusted cash flow per share (diluted)	$1.84	$1.63

Distributions declared per share	$1.622	$1.518

Payout ratio (distributions per share/adjusted cash flow per share)	88%	93%

Diluted weighted average shares outstanding	40,424,316	39,774,122

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the item was actually recognized.

(d)	Amounts represent termination and subordinated disposition revenue, net of a 45% tax provision, earned in connection with the CPA®:14/16 Merger. This revenue is generally earned in connection with events that provide liquidity or alternatives to the CPA® REIT shareholders. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of the net revenue earned in connection with the CPA®:14/16 Merger.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders and as one measure of our operating performance when we determine executive compensation. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.
WPC 9/30/2011 Earnings Release 8-K — 9